                                                                   EXHIBIT 99.1


                             JOINT FILING AGREEMENT

    Each of the undersigned parties hereby agrees that the Schedule 13D to which this Joint Filing Agreement is an Exhibit is filed by such parties jointly on behalf of each of them pursuant to Rule 13d-1(f)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


January 2, 1998                         TEXAS INSTRUMENTS INCORPORATED
---------------
Date

                                        By: /s/ Richard K. Templeton
                                            ----------------------------------
                                            Richard K. Templeton,
                                            Executive Vice President


January 2, 1998                         DSL ACQUISITION CORPORATION
---------------
Date

                                        By: /s/ George Barber
                                            ----------------------------------
                                            George Barber, President